EXHIBIT 23(i)(3)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-94470 of Lloyd Ventures, Inc. on Form SB-2 of our report dated February 12, 1998, on the consolidated financial statements of Gourmet Regency Coffee Company and Subsidiaries included in this Registration Statement, and to the reference to our Firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.



                                    /s/ Larson, Allen, Weishair & Co., LLP
                                    LARSON, ALLEN, WEISHAIR & CO., LLP

Minneapolis, Minnesota
February 27, 1998